EXHIBIT 16.1

June 30, 2015

Securities & Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read item 4.01 of the Form 8-K dated June 30, 2015, of Salamander Innisbrook, LLC and are in agreement with the statements contained therein.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.

Tampa, Florida